July 2, 1996


AN IMPORTANT REMINDER
======================

Dear Stockholder:

     You should have previously received proxy material in connection with the upcoming Annual Meeting of stockholders of Seal Fleet, Inc. to be held on July 17, 1996.

     According to our latest records, your proxy for this meeting has not been returned. Regardless of the number of shares you may own, it is very important that they be represented at this meeting.

     We urge you to review the proxy material, and then to sign, date and mail the enclosed proxy promptly.

     The Board of Directors of Seal Fleet recommends that you vote FOR all proposals.

     If you have not received your proxy material, please contact our proxy solicitor, Corporate Investor Communications at (800)
459-8571.

Sincerely,

The Board of Directors




IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.